                                                                  Exhibit 11.1
                        IFX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
         as Restated for the One-for-Five Reverse Split of Common Stock
                     - Basic Earnings Per Share Computation

                                                       Three Months Ended
                                               March 31, 1999       March 31, 1998
                                               --------------       --------------
Earnings:

      Net income                                   $ 494,000           $ 764,700
                                                   =========           =========


Shares:

      Weighted average number of common
      shares outstanding                           6,655,539           6,278,584
                                                   =========           =========


Earnings per common share:

      Net income                                   $     .07           $     .12
                                                   =========           =========



                                                       Nine Months Ended
                                               March 31, 1999       March 31, 1998
                                               --------------       --------------

Earnings:

      Net income                                   $1,966,200           $2,425,800
                                                   ==========           ==========


Shares:

      Weighted average number of common
      shares outstanding                            6,390,940            6,277,627
                                                   ==========           ==========


Earnings per common share:

      Net income                                   $      .31           $      .39
                                                   ==========           ==========

                        IFX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
         as Restated for the One-for-Five Reverse Split of Common Stock
                    - Diluted Earnings Per Share Computation

                                                         Three Months Ended
                                               March 31, 1999       March 31, 1998
                                               --------------       --------------
Earnings:

      Net income                                   $  494,000           $  764,700
                                                   ==========           ==========


Shares:

      Weighted average number of common
      shares outstanding                           11,138,702            6,278,584
                                                   ==========           ==========


Earnings per common share:

      Net income                                   $      .04           $      .12
                                                   ==========           ==========




                                                       Nine Months Ended
                                               March 31, 1999       March 31, 1998
                                               --------------       --------------

Earnings:

      Net income                                   $1,966,200           $2,425,800
                                                   ==========           ==========


Shares:

      Weighted average number of common
      shares outstanding                            8,180,435            6,277,627
                                                   ==========           ==========


Earnings per common share:

      Net income                                   $      .24           $      .39
                                                   ==========           ==========